EXHIBIT 10.45


                        TERMINATION AND RELEASE AGREEMENT


     This Agreement is made as of December 27, 1995, by and among MICROLYTICS, INC., a Delaware corporation formerly known as Selectronics, Inc. ("Selectronics"), MICROLYTICS TECHNOLOGY COMPANY, INC., a New York corporation formerly known as Microlytics, Inc. and a wholly-owned subsidiary of Selectronics, ("Microlytics"), EDMARK, INC., a Delaware corporation ("Edmark"), and CONWAY NEW YORK INC., a Delaware corporation and a wholly-owned subsidiary of Edmark ("Conway').


                               W I T N E S S E T H


     WHEREAS, Selectronics, a general partner in EuroTronics Company, a New York general partnership (the "Company"), transferred all of its interest, including its general partnership interest, in the Company to Conway in consideration for a purchase price of $3,125,000 (the "Purchase Price") pursuant to the terms and subject to the conditions of that certain Partnership Purchase Agreement, dated as of July 8, 1994 (the "Purchase Agreement"), by and among Selectronics, Conway, Edmark and Euro Direct Marketing, Inc., a Delaware corporation and the parent company of Edmark ("Euro Direct"), and as a result Edmark and Conway have become the sole general partners in the Company (the "Transfer");

     WHEREAS, Strafor Facom S.A., a French societe anonyme ("Strafor"), has guaranteed to Selectronics the prompt payment when due of $2,125,000 of the Purchase Price pursuant to a Guaranty, dated as of July 8, 1994, executed by Strafor for the benefit of Selectronics (the "Guaranty");

     WHEREAS, Conway has paid Selectronics to date $2,000,000 of the Purchase Price pursuant to Section 3 of the Purchase Agreement, and Conway is obligated to pay SelecTronics the remaining balance on the Purchase Price amounting to $1,125,000 pursuant to Section 3 of the Purchase Agreement;

     WHEREAS, in connection with the Transfer, Microlytics and Edmark entered into a Modification Agreement, dated July 8, 1994, to modify, amend and supplement that certain license agreement by and among Microlytics, Edmark and the Company so as, among other things, to change the basis upon which royalties shall be computed (the "Modification Agreement");

     WHEREAS, Section 2.4 of the Modification Agreement provides for payment under certain circumstances by Edmark to Microlytics of Minimum Royalty Payment (as defined in the Modification Agreement) for each of the calendar years, 1995, 1996, and 1997;

     WHEREAS, Conway, together with the Company and Edmark, desires to pay, and Selectronics desires to accept, $831,965 in full payment of the remaining balance on the Purchase Price and in full satisfaction of Conway's obligation under the Purchase Agreement with respect to the Purchase Price, and in connection therewith (i) Selectronics desires to release all of the obligations of Strafor under the Guaranty; (ii) Microlytics desires to waive its right to receive any Minimum Royalty Payment for each of the calendar years 1996 and 1997, and Edmark desires to accept such a waiver; and (iii) Edmark and Microlytics desire to modify the terms and conditions respecting the Minimum Royalty Payment for the 1995 calendar year as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to become legally bound, agree as follows:

                                    SECTION 1

                                     PAYMENT


     1.1 Final Payment. On or before December 29, 1995, Conway shall pay, or cause to be paid, to Selectronics $831,965 by wire transfer to a bank account previously designated in writing by Selectronics in full payment of the remaining balance on the Purchase Price, in full satisfaction of Conway's obligation under the Purchase Agreement with respect to the Purchase Price, and in full and final settlement of all claims of whatever nature which Selectronics may have against Conway, Euro Direct, Edmark, Strafor and the Company, jointly and severally, arising out of the Purchase Agreement (the "Final Payment").



                                    SECTION 2

                               RELEASE OF GUARANTY


     2.1  Release.  Effective  upon the  occurrence  of the Final  Payment,  all
obligations   of  the   Guarantor   under  the  Guaranty   shall  be  fully  and
unconditionally released.



                                    SECTION 3

                                     WAIVER


     3.1 Minimum Royalty Payment. Microlytics irrevocably waives all rights to receive any Minimum Royalty Payment for each of the calendar years 1996 and 1997, and Edmark accepts such a waiver. Notwithstanding Section 2.4 of the Modification Agreement to the contrary, if the total amount of all royalties actually received by Microlytics pursuant to Section 2.2 of the Modification Agreement in respect of the calendar year 1995 is less than $180,000, then Edmark shall be obligated to pay, within 45 days following the end of such year, to Microlytics a Minimum Royalty Payment equal to the difference between $180,000 and such royalties.

     Except as expressly modified pursuant to this Section 3.1, all other terms and conditions of the Modification Agreement shall be the same as provided therein, and the Modification Agreement, as amended hereby, shall remain in full force and effect.



                                    SECTION 4

                                  MISCELLANEOUS


     4.1 Successors. This Agreement shall be binding upon each of Selectronics and Microlytics and their respective successors in title and shall inure to the benefit of each of Conway and Edmark and their respective successors in title.

     4.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

     4.3 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York.

     4.4 Signatures. A signature affixed to a counterpart of this Agreement and delivered by facsimile by or on behalf of any person or entity is intended to be its signature and shall be valid, binding and enforceable against such person or entity.

     4.5 Headings. Titles and headings to sections hereof are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first above written.


                                       MICROLYTICS, INC.


                                       By: /s/ Roy W. Haythorn
                                           ------------------------------------
                                           Name: Roy W. Haythorn
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer



                                       MICROLYTICS TECHNOLOGY
                                       COMPANY, INC.


                                       By: /s/ Roy W. Haythorn
                                           ------------------------------------
                                           Name: Roy W. Haythorn
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer


                                       EDMARK, INC.


                                       By: /s/ Michel Benarrosh
                                           ------------------------------------
                                           Name: Michel Benarrosh
                                           Title: President


                                       CONWAY NEW YORK, INC.


                                       By: /s/ Michel Benarrosh
                                           ------------------------------------
                                            Name: Michel Benarrosh
                                            Title: